Exhibit 99.1

WILLIAM LYON HOMES REPORTS THIRD QUARTER 2017 RESULTS

110% INCREASE IN NET INCOME AVAILABLE TO COMMON STOCKHOLDERS; 77% INCREASE IN PRE-TAX INCOME; 260 BASIS POINT IMPROVEMENT IN OPERATING MARGIN

NEWPORT BEACH, CA— October 31, 2017 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its third quarter ended September 30, 2017.

2017 Third Quarter Highlights (Comparison to 2016 Third Quarter)

•	Net income available to common stockholders of $27.4 million, up 110%, or $0.71 per diluted share, up 109%

•	Home sales revenue of $490.3 million, up 43%

•	New home deliveries of 851 homes, up 26%

•	Net new home orders of 774, up 19%

•	Dollar value of orders of $425.5 million, up 22%

•	Average sales locations of 86, up 10%

•	Average sales price (ASP) of new homes delivered of $576,200, up 13%

•	Dollar value of homes in backlog of $699.3 million, up 18%

•	Units in backlog of 1,208, up 13%

•	Homebuilding gross margin percentage of 18.1%

•	Homebuilding gross margin of $88.6 million, up 56%

•	Adjusted homebuilding gross margin percentage of 23.6%, up 140 basis points

•	SG&A percentage of 9.2%, compared to 10.4%

•	Operating income of $43.2 million, up 102%

•	Pre-Tax Income of $44.0 million, up 77%

•	Adjusted EBITDA of $72.1 million, up 68%

“We are extremely pleased with our results for the third quarter, with significant improvements in homebuilding revenues to $490.3 million, up 43%, pre-tax income of $44.0 million, up 77%, net income of $27.4 million, up 110%, and earnings per share on a diluted basis of $0.71, up 109%,” said Matthew R. Zaist, President and Chief Executive Officer. “As we expected, the third quarter represented an inflection point for our GAAP homebuilding gross margins, which were 18.1%, an increase of 160 basis points above the second quarter of 2017 and 150 basis points year-over-year. Our third quarter results included operating margin improvement of 260 basis points year-over-year, which is a testament to improving our operating discipline around land acquisition and cost control, as well as the strength of our Western markets.”

Mr. Zaist continued, “Our third quarter net new home orders were up 19% year-over-year, to 774, and our monthly absorption rate for the third quarter was 3.0 sales per community, up from 2.8 sales per community in the third quarter of 2016. The strong performance year-to-date, as well as our strong backlog, positions us well to achieve our goals for the full year. The Company expects fourth quarter results to include backlog conversion of 85% to 92%, sequential gross margin improvement of 50 to 70 basis points, sequential SG&A improvement of 20 to 30 basis points and pre-tax income of $60.0 million to $65.0 million.”

Operating Results

Home sales revenue for the third quarter of 2017 was $490.3 million, as compared to $342.6 million in the year-ago period, an increase of 43%. The increase was driven by a 26% increase in deliveries to 851 homes, compared to 673 in the third quarter of 2016, combined with an increase in the average sales price of homes delivered to $576,200, up 13% from the prior year.

The dollar value of orders for the third quarter of 2017 was $425.5 million, an increase of 22%, from $348.7 million in the year-ago period. Net new home orders for the quarter were 774, up 19% from 651 in the third quarter of 2016. The overall increase in net new home orders was driven by an increase in community count to 86 average sales locations, from 78 in the year-ago period, combined with a 7% increase in the monthly absorption rate from 2.8 sales per community in the year-ago period to 3.0 sales per community in the current period.

The dollar value of homes in backlog was $699.3 million as of September 30, 2017, an increase of 18%, compared to $591.0 million as of September 30, 2016. The increase was driven by a 13% increase in units in backlog to 1,208 from 1,071 in the year-ago period and a 5% increase in ASP in backlog to $578,900 from $551,900 in the third quarter of 2016.

Homebuilding gross margin percentage for homes closed during the third quarter of 2017 was 18.1%, up from 16.6% gross margin percentage in the year-ago period and 16.5% in the second quarter of 2017. Adjusted homebuilding gross margin percentage for the quarter was 23.6%, up from 22.2% adjusted gross margin percentage in the prior year period and 22.1% in the second quarter of 2017.

Sales and marketing expense during the third quarter of 2017 was 4.5% of homebuilding revenue, compared to 5.3% in the second quarter of 2016, driven by lower advertising costs, compared to the year-ago quarter of 5.3% of revenue. The Company has focused on more efficient advertising spending using social media and mobile applications to offset higher outside broker costs. General and administrative expenses decreased to 4.7% of homebuilding revenue, compared to 5.1% in the year-ago quarter, as we continue to benefit from a lower relative cost structure due to the higher revenue and positive operating leverage.

Balance Sheet Update

At quarter end, cash and cash equivalents totaled $43.6 million, real estate inventories totaled $1.9 billion, total assets were $2.1 billion and total equity was $826.0 million. Total debt to book capitalization was 57.1%, and net debt to total capital (net of cash) was 56.1% at September 30, 2017, compared to 61.6% and 60.8% at September 30, 2016, and 58.6% and 57.6% at December 31, 2016, respectively.

Conference Call

The Company will host a conference call to discuss these results today, Tuesday, October 31, 2017 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, conference ID #99544612, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site.

A replay of the call will be available through November 7, 2017 by dialing (855) 859-2056 or (404) 537-3406, conference ID #99544612. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland and Seattle. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 101,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Forward-Looking Statements

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated pre-tax income, gross margin performance, backlog conversion rates, operating and financial results for the fourth quarter of 2017 and full year 2017, community count growth and project performance, market and industry trends, the continued housing market recovery, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, minority interest from our homebuilding joint ventures, leverage ratios and reduction strategies and land acquisition spending. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: adverse weather conditions and impact from natural disasters such as the recent fire activity in Northern California; the availability of labor and homebuilding materials and increased construction cycle times; the availability and timing of mortgage financing; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased outside broker costs; increased costs of homebuilding materials; changes in governmental laws and regulations and compliance, increased costs, fees and delays associated therewith; potential changes to the tax code; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; defects in manufactured products or other homebuilding materials; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; terrorism or other hostilities involving the United States and other geopolitical risks; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; competition for home sales from other sellers of new and resale homes;

cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016
Operating revenue
Home sales	$490,304	$342,628
Construction services	35	86

	490,339	342,714

Operating costs
Cost of sales — homes	(401,700)	(285,896)
Construction services	(35)	(86)
Sales and marketing	(21,935)	(18,246)
General and administrative	(22,951)	(17,360)
Other	(548)	198

	(447,169)	(321,390)

Operating income	43,170	21,324
Equity in income of unconsolidated joint ventures	1,160	1,435
Other (loss) income, net	(365)	2,050

Income before provision for income taxes	43,965	24,809
Provision for income taxes	(13,905)	(8,295)

Net income	30,060	16,514
Less: Net income attributable to noncontrolling interests	(2,642)	(3,445)

Net income available to common stockholders	$27,418	$13,069

Income per common share:
Basic	$0.74	$0.36
Diluted	$0.71	$0.34
Weighted average common shares outstanding:
Basic	37,059,483	36,801,464
Diluted	38,583,341	38,333,027

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Operating revenue
Home sales	$1,171,791	$928,982
Construction services	94	3,810

	1,171,885	932,792

Operating costs
Cost of sales — homes	(973,212)	(769,705)
Construction services	(41)	(3,458)
Sales and marketing	(57,924)	(51,351)
General and administrative	(61,447)	(51,879)
Other	(1,548)	(612)

	(1,094,172)	(877,005)

Operating income	77,713	55,787
Equity in income of unconsolidated joint ventures	2,622	3,810
Other (loss) income, net	(12)	2,803

Income before extinguishment of debt	80,323	62,400
Loss on extinguishment of debt	(21,828)	—

Income before provision for income taxes	58,495	62,400
Provision for income taxes	(17,480)	(20,859)

Net income	41,015	41,541
Less: Net income attributable to noncontrolling interests	(4,643)	(4,897)

Net income available to common stockholders	$36,372	$36,644

Income per common share:
Basic	$0.98	$1.00
Diluted	$0.95	$0.96
Weighted average common shares outstanding:
Basic	37,007,144	36,746,727
Diluted	38,381,292	38,314,021

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Cash and cash equivalents	$43,604	$42,612
Receivables	9,719	9,538
Escrow proceeds receivable	228	85
Real estate inventories	1,855,658	1,771,998
Investment in unconsolidated joint ventures	8,225	7,282
Goodwill	66,902	66,902
Intangibles, net of accumulated amortization of $4,640 as of September 30, 2017 and December 31, 2016	6,700	6,700
Deferred income taxes	73,597	75,751
Lease right-of-use assets	15,074	13,129
Other assets, net	21,152	17,283

Total assets	$2,100,859	$2,011,280

LIABILITIES AND EQUITY
Accounts payable	$84,116	$74,282
Accrued expenses	93,140	92,919
Revolving credit facility	50,000	29,000
Land notes payable	5,226	24,692
Joint venture notes payable	105,785	102,076
Subordinated amortizing note	1,619	7,225
5 3/4% Senior Notes due April 15, 2019	149,226	148,826
8 1/2% Senior Notes due November 15, 2020	—	422,817
7% Senior Notes due August 15, 2022	346,556	346,014
5 7/8% Senior Notes due January 31, 2025	439,221	—

	1,274,889	1,247,851

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and no shares issued and outstanding at September 30, 2017 and December 31, 2016	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 29,193,050 and 28,909,781 shares issued, 28,043,563 and 27,907,724 shares outstanding at September 30, 2017 and December 31, 2016, respectively	289	290
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at September 30, 2017 and December 31, 2016	38	38
Additional paid-in capital	421,626	419,099
Retained earnings	314,031	277,659

Total William Lyon Homes stockholders’ equity	735,984	697,086
Noncontrolling interests	89,986	66,343

Total equity	825,970	763,429

Total liabilities and equity	$2,100,859	$2,011,280

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2017	2016
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	851	673	26%

Home sales revenue	$490,304	$342,628	43%
Cost of sales (excluding interest and purchase accounting adjustments)	(374,525)	(266,666)	40%

Adjusted homebuilding gross margin (2)	$115,779	$75,962	52%

Adjusted homebuilding gross margin percentage (2)	23.6%	22.2%	7%

Interest in cost of sales	(22,923)	(13,543)	69%
Purchase accounting adjustments	(4,252)	(5,687)	(25%)

Gross margin	$88,604	$56,732	56%

Gross margin percentage	18.1%	16.6%	9%

Number of homes closed
California	300	169	78%
Arizona	133	108	23%
Nevada	74	85	(13%)
Colorado	44	70	(37%)
Washington	116	74	57%
Oregon	184	167	10%

Total	851	673	26%

Average sales price of homes closed
California	$769,800	$659,400	17%
Arizona	297,800	266,300	12%
Nevada	580,600	583,500	0%
Colorado	563,900	504,500	12%
Washington	618,900	570,900	8%
Oregon	435,900	450,700	(3%)

Company Average	$576,200	$509,100	13%
Number of net new home orders
California	238	191	25%
Arizona	124	117	6%
Nevada	66	66	0%
Colorado	82	54	52%
Washington	116	66	76%
Oregon	148	157	(6%)

Total	774	651	19%

Average number of sales locations during period
California	23	23	0%
Arizona	7	9	(22%)
Nevada	13	12	8%
Colorado	16	10	60%
Washington	11	6	83%
Oregon	16	18	(11%)

Total	86	78	10%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2017	2016
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	2,181	1,879	16%

Home sales revenue	$1,171,791	$928,982	26%
Cost of sales (excluding interest and purchase accounting adjustments)	(907,929)	(710,457)	28%

Adjusted homebuilding gross margin (2)	$263,862	$218,525	21%

Adjusted homebuilding gross margin percentage (2)	22.5%	23.5%	(4%)

Interest in cost of sales	(55,220)	(39,310)	40%
Purchase accounting adjustments	(10,063)	(19,938)	(50%)

Gross margin	$198,579	$159,277	25%

Gross margin percentage	16.9%	17.1%	(1%)

Number of homes closed
California	637	458	39%
Arizona	408	324	26%
Nevada	175	220	(20%)
Colorado	140	170	(18%)
Washington	292	225	30%
Oregon	529	482	10%

Total	2,181	1,879	16%

Average sales price of homes closed
California	$725,600	$666,800	9%
Arizona	290,900	263,600	10%
Nevada	591,100	586,300	1%
Colorado	551,100	505,200	9%
Washington	635,400	500,100	27%
Oregon	424,900	437,300	(3%)

Company Average	$537,300	$494,400	9%
Number of net new home orders
California	783	591	32%
Arizona	401	367	9%
Nevada	236	229	3%
Colorado	229	204	12%
Washington	432	238	82%
Oregon	575	582	(1%)

Total	2,656	2,211	20%

Average number of sales locations during period
California	23	20	15%
Arizona	8	8	0%
Nevada	13	12	8%
Colorado	14	10	40%
Washington	9	6	50%
Oregon	18	17	6%

Total	85	73	16%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of September 30,
	2017	2016
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Backlog of homes sold but not closed at end of period
California	370	327	13%
Arizona	197	252	(22%)
Nevada	120	124	(3%)
Colorado	164	112	46%
Washington	192	57	237%
Oregon	165	199	(17%)

Total	1,208	1,071	13%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$294,861	$260,082	13%
Arizona	60,467	71,609	(16%)
Nevada	81,192	78,285	4%
Colorado	69,085	59,451	16%
Washington	119,299	36,518	227%
Oregon	74,424	85,093	(13%)

Total	$699,328	$591,038	18%

Lots owned and controlled at end of period
Lots owned
California	1,616	1,625	(1%)
Arizona	4,541	4,877	(7%)
Nevada	2,871	3,131	(8%)
Colorado	1,376	1,544	(11%)
Washington	1,363	1,387	(2%)
Oregon	1,806	1,303	39%

Total	13,573	13,867	(2%)

Lots controlled
California	915	1,069	(14%)
Arizona	157	—	N/M
Nevada	410	51	704%
Colorado	292	232	26%
Washington	797	1,081	(26%)
Oregon	1,800	1,849	(3%)

Total	4,371	4,282	2%

Total lots owned and controlled
California	2,531	2,694	(6%)
Arizona	4,698	4,877	(4%)
Nevada	3,281	3,182	3%
Colorado	1,668	1,776	(6%)
Washington	2,160	2,468	(12%)
Oregon	3,606	3,152	14%

Total	17,944	18,149	(1%)

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Net income available to common stockholders	$27,418	$13,069	$36,372	$36,644
Net income, adjusted for loss on extinguishment of debt, net of tax benefit (3)	$27,418	$13,069	$50,448	$36,644
Net cash provided by (used in) operating activities	$43,822	$(8,073)	$(22,990)	$(82,978)
Interest incurred	$18,112	$21,293	$56,358	$62,112
Adjusted EBITDA (1)	$72,073	$42,905	$147,884	$124,895
Adjusted EBITDA Margin (2)	14.7%	12.5%	12.6%	13.4%
Ratio of adjusted EBITDA to interest incurred	4.0	2.0	2.6	2.0

Balance Sheet Data

			September 30,	December 31,
			2017	2016
Cash and cash equivalents			$43,604	$42,612

Total William Lyon Homes stockholders’ equity			735,984	697,086
Noncontrolling interest			89,986	66,343
Total debt			1,097,633	1,080,650

Total capital			$1,923,603	$1,844,079

Ratio of debt to total capital			57.1%	58.6%
Ratio of net debt to total capital (net of cash)			56.1%	57.6%

(1)	Adjusted EBITDA means net income available to common stockholders plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, (viii) equity in income of unconsolidated joint ventures, and (ix) loss on extinguishment of debt. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Net income available to common stockholders	$27,418	$13,069	$36,372	$36,644
Provision for income taxes	13,905	8,295	17,480	20,859
Interest expense
Interest incurred	18,112	21,293	56,358	62,112
Interest capitalized	(18,112)	(21,293)	(56,358)	(62,112)
Amortization of capitalized interest included in cost of sales	22,940	14,981	55,237	41,742
Stock based compensation	3,045	1,526	6,260	4,087
Depreciation and amortization	535	503	1,426	1,508
Non-cash purchase accounting adjustments	4,252	5,687	10,063	22,969
Cash distributions of income from unconsolidated joint ventures	1,138	279	1,840	896
Equity in income of unconsolidated joint ventures	(1,160)	(1,435)	(2,622)	(3,810)
Loss on extinguishment of debt	—	—	21,828	—

Adjusted EBITDA	$72,073	$42,905	$147,884	$124,895

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(3)	Adjusted net income means net income available to common stockholders plus the loss for the extinguishment of the 8.5% Senior Notes. Adjusted net income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted net income is presented herein because management believes the presentation of adjusted net income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted net income isolates the impact of the infrequent extinguishment fees. Adjusted net income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted net income is provided in the following table:

	Three	Nine
	Months	Months
	Ended	Ended
	September 30,	September 30,
	2017	2017
Net income available to common stockholders	$27,418	$36,372
Add: Loss on extinguishment of debt	—	21,828
Less: Income tax benefit applicable to loss on extinguishment of debt	—	(7,752)

Net income, adjusted for loss on extinghishment of debt, net of tax benefit	$27,418	$50,448

Diluted weighted average common shares outstanding	38,583,341	38,381,292
Adjusted net income excluding noncontrolling interest per diluted share	$0.71	$1.31